SERVICER'S CERTIFICATE - SUPPLEMENTARY INFORMATION


   EXCESS SPREAD
A Collected interest on Receivables this period   $1,068,519.69
B Recoveries this period relating to Defaulted Recvbles $13,466.41 C Repossessions this period relating to Defaulted Receivabl$0.00
D Other Liquidation Proceeds this period relating to
  Defaulted Receivables from prior periods            $50,017.04
E Interest earnings this period on Certificate Account
  balances                                            $28,849.18
F Miscellaneous amounts this period (e.g., late fees,
  prepayment fees, ect.)                              $43,955.74
G Investment Earnings on the cash collateral account depos
  deposit                                             $49,446.91

1 TOTAL REVENUES                                   $1,254,254.97

H Certificateholder Interest                         $670,764.14
I Defaulted Receivables this period                  $247,236.81
J Recoveries this period relating to Defaulted Receivable$ 0.00 K Repossessions this period relating to Defaulted Receiva$ 0.00 L Other Liquidation Proceeds this period relating to
  Defaulted Receivables this period                    $ 0.00
M Servicing Fee this period                          $112,124.50
N Trustee Fee this period                                $250.00
O Interest on Loan this period                        $28,847.74
P Loan Fee on Loan                                     $4,268.29

2 TOTAL EXPENSES                                    $1,063,491.48

3 EXCESS SPREAD                                      $ 190,763.49
Q Pool Balance on first day of related Collection
  Period                                         $134,549,400.43


  EXCESS SPREAD PERCENTAGE                                 1.70%

  Three month average Excess Spread Percentage             2.12%
  Six month average Excess Spread Percentage               2.05%



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 CONTRACTS

 R # of contracts on first day of Collection Period      15,916
 S # scheduled pay off
 T # prepayment in full                                     313
 U Defaulted contracts                                       41

 4 # of contracts on last day of Collection Period       15,562


 POOL BALANCE

 V Pool Balance on first day of related Collection
 Period                                           $134,549,400.43
 W Scheduled principal received this period
 X Principal repayments received this period        $5,967,600.29
 Y Defaulted receivables this period                   $130,381.39

 5 Pool Balance on last day of related Collection
 Period                                          $128,451,418.75

   OTHER DATA

 Weighted average original term of remaining contracts   57.50
 Weighted average remaining term of remaining contracts  34.38
 Weighted average APR of remaining contracts             9.71%

   DELINQUENCIES
                                     % of           # of
     Buckets     Balances           Balances        Contracts

  ---------   ----------------     ----------      -----------
  0-29 days    $125,103,278.98       97.39%           15,194
  30-59 days   $  1,864,499.08         1.45%              211
  60-89 days        525,601.88          0.41%               60
  90-119 days       293,899.76         0.23%                27
 120-149 days       175,626.05        0.14%                20
 150-179 days       98,145.78         0.08%                 12
 180+days           390,367.22         0.30%                38

  TOTAL        $128,451,418.75       100.00%          15,562